Exhibit 99.(i)(2)

January 28, 2015

As counsel for Harris Associates Investment Trust (the “Registrant”), we consent to the incorporation by reference of our opinion for each of the Registrant’s series, filed with the Registrant’s registration statement on Form N-1A, Securities Act File No. 33-38953 on January 28, 2011.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP